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                                                                    EXHIBIT 99.1



CONTACTS:   Mary Ann Haskins or Frank Harris
            AER Energy Resources, Inc.
            (770) 433-2127
            Fax:  (770) 433-2286
            http://www.aern.com


                     AER ENERGY AND DURACELL SIGN AGREEMENT
                     TO DEVELOP ADVANCED ZINC-AIR BATTERIES

ATLANTA, Georgia, September 24, 1998 - AER Energy Resources, Inc. (NASDAQ: AERN) and Duracell Inc. (The Gillette Company/NYSE:G) today announced they have signed a Technology Licenses And Services (TLAS) Agreement. Under the terms of the TLAS Agreement, AER Energy is licensing its zinc-air related battery technology to Duracell. In addition, Duracell is funding certain product development projects with AER Energy.

Under the TLAS Agreement, Duracell will license the rights to AER Energy's currently existing patents. Duracell will own technology developed under the projects it funds, and AER Energy will have rights to utilize the technology. Duracell also has options to obtain certain license rights.

"AER Energy is pleased to be working with Duracell on the development of zinc-air technology under this agreement," said David W. Dorheim, president and chief executive officer of AER Energy. "This joint research and development effort represents an opportunity to further develop this technology for commercial application."

"Duracell is continuously researching various battery chemistries in an effort to provide more power and longer battery life for consumers," says Paul B. Stratton, vice president, Advanced Business Development of Duracell. "The technology developed with AER Energy could enable zinc-air batteries to power more electronic devices in the future."

Duracell Inc., a subsidiary of The Gillette Company, is headquartered in Bethel, Connecticut. Duracell is the world's leading manufacturer and marketer of high-performance alkaline batteries. Duracell also markets rechargeable nickel-metal hydride batteries, primary lithium and zinc-air batteries. DURACELL batteries are sold throughout the world, primarily under the DURACELL trademark.



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AER Energy Resources, Inc. is engaged in the development and commercialization of high energy density zinc-air batteries that provide long, continuous runtime for portable electronic products. Its patented Diffusion Air Manager technology can provide zinc-air batteries with long in-service storage life and potentially allow these batteries to serve a variety of portable electronic devices. For more information about AER Energy, visit its web site at http://www.aern.com.

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Note: This document contains statements, which to the extent that they are not recitations of historical fact, may constitute "forward looking statements" within the meaning of applicable federal securities laws and are based on AER Energy's current expectations and assumptions. These expectations and assumptions are subject to a number of risks and uncertainties which could cause actual results to differ materially from those anticipated, which include but are not limited to the following: ability of AER Energy to achieve development goals, ability of AER Energy to commercialize its battery technology, development of competing battery technologies, ability of AER Energy to protect its proprietary rights to its technology, improvements in conventional battery technologies, demand for and acceptance of AER Energy's products and services in the marketplace, ability to obtain commitments from battery manufacturers and OEMs, AER Energy's ability to ramp up production to meet anticipated sales, impact of any future governmental regulations, impact of pricing or material costs, ability of AER Energy to raise additional funds and other factors affecting AER Energy's business. All forward looking statements contained in this release are intended to be subject to the safe harbor protection provided by applicable federal securities laws.

DURACELL(R) is a trademark of Duracell; AER Energy(TM) is a trademark of AER Energy Resources, Inc.




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